UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2014 (March 28, 2014)

ENDO INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Charter)

Ireland	001-36326	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glandore Business Centres

No. 33 Fitzwilliam Square

Dublin 2, Ireland

(011)-353-1-669-6634

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 28, 2014, Endo International plc issued a press release announcing that Endo Health Solutions Inc., its wholly-owned subsidiary, had commenced offers to exchange all of the outstanding 7% Senior Notes due 2019, 7.00% Senior Notes due 2020 and 7 1⁄4% Senior Notes due 2022 issued by Endo Health Solutions Inc. in exchange for 7.00% Senior Notes due 2019, 7.00% Senior Notes due 2020 and 7.25% Senior Notes due 2022 to be issued by Endo Finance LLC and Endo Finco Inc. and related solicitations of consents. A copy of this press release is attached hereto as Exhibit 99.1.

This report is neither an offer to purchase nor a solicitation of an offer to sell any securities. The exchange offers will be made only pursuant to a confidential offering document and related consent and letter of transmittal and only to persons certifying that they are (i) in the United States and “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act (that are also institutional “accredited investors” within the meaning of Rule 501 of Regulation D of the Securities Act), or (ii) not “U.S. persons” and are outside of the United States (and are not acting for the account or benefit of a U.S. person) within the meaning of Regulation S under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1         Press Release issued by Endo International plc on March 28, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2014

ENDO INTERNATIONAL PLC

By:	/s/ Caroline B. Manogue
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer and Secretary

Index of Exhibits

Exhibit Number	Description

99.1	Press Release issued by Endo International plc on March 28, 2014.

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